Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

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Optimal AI Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, US$0.0001 per share	(1)	457(o)	2,875,000	$5.00	$14,375,000.00	0.0001381	$1,985.19
Fees to be Paid	Equity	Representative's warrants	(2)		0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon the exercise of the Representative's warrants	(3)	457(o)	143,750	$5.50	$790,625.00	0.0001381	$109.19

Total Offering Amounts:							$15,165,625.00		2,094.38
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$2,094.38

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), there is also being registered hereby such indeterminate number of additional shares of Class A Common Stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 375,000 shares of Class A Ordinary Shares that the underwriters have the option to purchase pursuant to their over-allotment option.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), there is also being registered hereby such indeterminate number of additional shares of Class A Common Stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 375,000 shares of Class A Ordinary Shares that the underwriters have the option to purchase pursuant to their over-allotment option.

In accordance with Rule 457(g) under the Securities Act, because Class A Ordinary Shares of underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), there is also being registered hereby such indeterminate number of additional shares of Class A Common Stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Includes 375,000 shares of Class A Ordinary Shares that the underwriters have the option to purchase pursuant to their over-allotment option.

We have agreed to issue to the representative of the underwriters (the “Representative”) warrants to purchase up to an aggregate number of shares of our Class A Ordinary Shares in an aggregate equal to five percent (5%) of the aggregate number of shares of ordinary shares sold in this offering) (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at a per share price equal to 110% of the public offering price per share of the Class A Ordinary Shares sold in this offering.